Exhibit 10.1

CSS INDUSTRIES, INC.
2013 EQUITY COMPENSATION PLAN
(As Amended and Restated Effective as of August 2, 2016)
The purpose of the CSS Industries, Inc. 2013 Equity Compensation Plan (the “Plan”) is to provide designated employees and officers of CSS Industries, Inc. (the “Company”) and its subsidiaries and non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock units, restricted stock grants, stock appreciation rights, stock bonus awards and dividend equivalents. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.
1.Committee.
(a)    Administration. The Plan shall be administered and interpreted by the Human Resources Committee (or such other committee appointed by the Board to administer the Plan) (“Committee”). The Committee shall consist of not less than three members of the Board of Directors of the Company (the “Board”), all of whom shall be “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “independent directors” in accordance with the governance rules of the New York Stock Exchange (“NYSE”). However, the Board shall approve and administer all grants to non-employee members of the Board. To the extent the Board administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board.
(b)    Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise, vesting or restriction period, including the criteria for exercisability, vesting and lapse of any restriction period and the acceleration of exercisability, vesting and lapse of a restriction period, (iv) amend the terms of any previously issued grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.
(c)    Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
2.    Grants.
Awards under the Plan may consist of grants of Incentive Stock Options and Nonqualified Stock Options (as described in Section 5 and collectively referred to as “Options”), stock units (as described in Section 6 and referred to as “Stock Units”), restricted stock grants (as described in Section 7 and referred to as “Restricted Stock Grants”), stock appreciation rights (as described in Section 8 and referred to as “SARs”), stock bonus awards (as described in Section 9 and referred to as “Stock Bonus Awards”) and dividend equivalents (as described in Section 10 and referred to as “Dividend Equivalents”) (Options, Stock Units, Restricted Stock Grants, SARs, Stock Bonus Awards and Dividend Equivalents are hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”). All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries, and any other person having or claiming an interest under such Grant. The Committee shall approve the form and provisions of each Grant Instrument or, other than with respect to grants to non-employee members of the Board, may delegate such authority to the executive officers of the Company or to any of them acting singly. Grants under a particular Section of the Plan need not be uniform as among the Grantees.
3.    Shares Subject to the Plan.
(a)    Shares Authorized. Subject to adjustment as described in Section 3(d) below, the aggregate number of shares of common stock, par value $0.10 per share, of the Company (“Company Stock”) that may be granted or transferred under the Plan is the sum of (i) 1,100,000 shares, (ii) the number of shares subject to outstanding options granted under the Company’s 2004 Equity Compensation Plan (the “2004 Plan”) and outstanding on May 31, 2013, to the extent that such options terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, and (iii) the number of shares subject to stock bonus awards granted under the 2004 Plan and outstanding on May 31, 2013, to the extent that such stock bonus awards are forfeited, terminated, or otherwise not paid in full (the “Plan Limit”); provided, that, the Plan Limit shall not include (x) for purposes of clause (ii), shares subject to such outstanding options to the extent that (A) such shares are withheld or surrendered for payment of taxes or the exercise price of any such outstanding option and (B) shares of Company Stock are surrendered in payment of the exercise price of any such outstanding option; and (y) for purposes of clause (iii), shares subject to such outstanding stock bonus awards to the extent that such shares are withheld or surrendered for payment of taxes. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.
(b)    Share Counting. If, and to the extent, Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Stock Unit, Restricted Stock Grants, Stock Bonus Awards, or Dividend Equivalents (to the extent that such Dividend Equivalents are payable in shares of Company Stock) granted under the Plan are forfeited, terminated, or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan, provided, however, that (i) shares of Company Stock surrendered in payment of the Exercise Price of an Option and shares withheld or surrendered for payment of taxes with respect to all Grants, shall not be available for re-issuance under the Plan, (ii) if SARs are exercised, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the SARs and without regard to any cash settlement of the SARs, and (iii) to the extent that other Grants are to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).
(c)    Individual Limits. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 300,000 shares, subject to adjustment as described below. The maximum aggregate number of shares of Company Stock to which Options or SARs may be granted under the Plan to any individual during any calendar year is 300,000 shares, subject to adjustment as described below. The maximum aggregate number of shares of Company Stock with respect to which Stock Units, Restricted Stock Grants or Stock Bonus Awards may be granted under the Plan to any individual during any calendar year as Performance Awards under Section 11 is 300,000 shares, subject to adjustment as described below. The maximum aggregate number of shares of Company Stock that may be granted to each Non-Employee Director during any calendar year, taken together with any cash fees earned by such Non-Employee Director during the calendar year, will not exceed $500,000 in total value (calculating the value of any such Grants based on the grant date fair value of such Grants for financial reporting purposes) to such Non-Employee Director; provided that this limit does not apply for Grants made to the non-executive chair of the Board so long as such non-executive chair does not participate in the decision to make his or her Grants. The foregoing individual share limits shall apply without regard to whether such Grants are to be paid in shares of Company Stock or cash.

(d)    Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) a merger, reorganization or consolidation; (iii) a reclassification or change in par value; or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year as set forth in subsection (c) above, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of outstanding Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.
4.    Eligibility for Participation.
(a)    Eligible Persons. Employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and directors of the Company who are not employees of the Company or any subsidiary of the Company (“Non-Employee Directors,” and with Employees are hereinafter referred to individually as an “Eligible Participant” and collectively as “Eligible Participants”) shall be eligible to participate in the Plan.
(b)    Selection of Grantees. The Committee shall select the Eligible Participants to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Eligible Participants who receive Grants under this Plan shall be referred to herein as “Grantees.”
5.    Granting of Options.
The Committee may grant Options to an Eligible Participant, upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
(a)    Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Eligible Participants.

(b)    Type of Option and Price.
(i)    The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code (“Incentive Stock Options”) or nonqualified stock options that are not intended so to qualify (“Nonqualified Stock Options”) or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its subsidiaries, as defined in section 422 of the Code. Nonqualified Stock Options may be granted to any Eligible Participant.
(ii)    The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.
(iii)    The “Fair Market Value” per share of Company Stock shall mean (A) if the principal trading market for the shares of Company Stock is a national securities exchange, the last reported sale price of the shares of Company Stock on the trading day immediately prior to the relevant date (or if there were no trades on that date the immediately preceding date upon which a sale was reported), (B) if the shares of Company Stock are not principally traded on a national securities exchange, the mean between the last reported “bid” and “asked” prices of shares of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (C) if the shares of Company Stock are not publicly traded or, if publicly traded, are not so reported, the Fair Market Value shall be as determined by the Committee.
(c)    Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
(d)    Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and reflected in the Grant Instrument; provided that Options shall be subject to time-based vesting over a period of not less than one year from the date of grant, unless the

Committee determines in the Grant Instrument or otherwise to provide for accelerated vesting in the event of the Grantee’s death or disability or on account of the occurrence of a Change of Control. Notwithstanding the immediately preceding sentence, up to five percent (5%) of the shares of Company Stock subject to the Plan Limit may be granted pursuant to Options with no minimum vesting schedule.
(e)    Termination of Employment or Service, Death or Retirement. Except as provided below or in a Grant Instrument, an Option may only be exercised while the Grantee is employed by, or providing services to, the Employer (as defined below).
(i)    In the event that a Grantee ceases to be employed by, or providing services to, the Employer as a result of a termination by the Employer for any reason other than a termination for Cause or the Grantee’s death, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or providing services to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or providing services to, the Employer shall terminate as of such date.
(ii)    In the event the Grantee ceases to be employed by, or providing services to, the Employer on account of a termination for Cause by the Employer or the Grantee’s voluntary termination (other than by reason of retirement approved by the Committee), any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or providing services to, the Employer, except as otherwise determined by the Committee. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing services to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
(iii)    If the Grantee dies while employed by, or providing services to, the Employer or retires from such employment or service with the consent of the Committee, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within 180 days after the date on which the Grantee ceases to be employed by, or providing services to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or providing services to, the Employer shall terminate as of such date.
(iv)    For purposes of the Plan:
(A)    “Employer” shall mean the Company and its subsidiary corporations or other entities, as determined by the Committee.
(B)    “Employed by, or providing services to, the Employer” shall mean, except to the extent specified otherwise by the Committee, employment or service as an Employee or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Units, Restricted Stock Grants, Stock Bonus Awards and Dividend Equivalents, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Eligible Participant and a member of the Board). Notwithstanding the foregoing, with respect to any Grant subject to section 409A of the Code, “employed by, or providing service to, the Employer” shall be interpreted within the meaning of section 409A of the Code and the related Treasury Regulations.
(C)    “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (I) has breached his or her employment or service agreement with the Employer; (II) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony, or proven dishonesty; (III) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information; (IV) has breached any written noncompetition or nonsolicitation agreement between the Grantee and the Employer; or (V) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.
(f)    Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash; (ii) by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option), subject to such restrictions as the Committee deems appropriate and having a Fair Market Value on the date of exercise at least equal to the Exercise Price, or by attestation (on a form prescribed by the Committee) to ownership of Shares having a Fair Market Value on the date of exercise at least equal to the Exercise Price; (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; (iv) by “net exercise,” which is the surrender of shares for which the Option is exercisable to the Company in exchange for a distribution of shares of Company Stock equal to the amount by which the then Fair Market Value of the shares subject to the exercised

Option exceeds the applicable Exercise Price; (v) any combination of clauses (i), (ii), (iii) or (iv); or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 13) as specified by the Committee. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to, or simultaneously with, the issuance or transfer of such shares.
(g)    Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. The aggregate number of shares of Company Stock that may be issued under the Plan as Incentive Stock Options is 1,100,000 shares, and all shares issued under the Plan as Incentive Stock Options shall count against the Plan Limit.
6.    Stock Unit.
(a)    General Requirements. The Committee may grant Stock Units to an Eligible Participant upon such terms and conditions as the Committee deems appropriate under this Section 6. Each Stock Unit shall represent the right of the Grantee to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.
(b)    Vesting of Stock Units. The Committee shall establish the vesting conditions for Stock Units in the Grant Instrument. The Committee may accelerate the vesting of any or all outstanding Stock Units at any time for any reason.
(c)    Terms of Stock Units. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee consistent with section 409A of the Code.
(d)    Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock or in a combination of the two, as determined by the Committee in the Grant Instrument. The Grant Instrument shall specify the maximum number of shares of Company Stock that can be issued under the Stock Units.
(e)    Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Grantee may retain Stock Units after termination of the Grantee’s employment or service, and the circumstances under which Stock Units may be forfeited.
7.    Restricted Stock Grants.
The Committee may issue or transfer shares of Company Stock to an Eligible Participant under a Restricted Stock Grant, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock Grants:
(a)    General Requirements. Shares of Company Stock issued or transferred pursuant to a Restricted Stock Grant may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Restricted Stock Grants shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Restricted Stock Grant shall remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”
(b)    Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.
(c)    Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide services to, the Employer or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must immediately be returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d)    Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of the Restricted Stock Grant except to a successor under Section 14. Each certificate for Restricted Stock Grants shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions and to delivery of such stock certificate when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Restricted Stock Grants until all restrictions on such shares have lapsed.

If certificates are issued, the Company will retain possession of such certificates for Restricted Stock Grants until all restrictions on such shares have lapsed.
(e)    Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Grantee shall have the right to vote shares subject to Restricted Stock Grants and to receive any dividends or other distributions paid on such shares during the Restriction Period, provided that dividends with respect to Restricted Stock Grants that are subject to performance conditions shall vest and be paid only if and to the extent the underlying Restricted Stock Grant vests and is paid, as determined by the Committee.
(f)    Lapse of Restrictions. All restrictions imposed upon Restricted Stock Grants shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.
8.    Stock Appreciation Rights.
The Committee may grant SARs to an Eligible Participant separately or in tandem with any Option. The following provisions are applicable to SARs:
(a)    General Requirements. The Committee may grant SARs to an Eligible Participant separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to, or greater than, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.
(b)    Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.
(c)    Exercisability of SARs. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument; provided that SARs shall be subject to time-based vesting over a period of not less than one year from the date of grant, unless the Committee determines in the Grant Instrument or otherwise to provide for accelerated vesting in the event of the Grantee’s death or disability or on account of the occurrence of a Change of

Control. Notwithstanding the immediately preceding sentence, up to five percent (5%) of the shares of Company Stock subject to the Plan Limit may be granted pursuant to SARs with no minimum vesting schedule. SARs may only be exercised while the Grantee is employed by, or providing services to, the Employer or during the applicable period after termination of employment or service as described in Section 5(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
(d)    Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock, or a combination thereof. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of a SAR exceeds the base amount of the SAR as described in subsection (a).
(e)    Form of Payment. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.
9.    Stock Bonus Awards.
The Committee may grant shares of Company Stock as a bonus, or may grant other awards in lieu of obligations of the Company or any of its subsidiaries to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
10.    Dividend Equivalents.
The Committee may grant Dividend Equivalents with respect to Stock Units and Stock Bonus Awards under such terms and conditions as the Committee deems appropriate, provided that Dividend Equivalents with respect to Stock Units and Stock Bonus Awards that are subject to performance conditions shall vest and be paid only if and to the extent the underlying Stock Units and Stock Bonus Awards vest and are paid, as determined by the Committee. Dividend Equivalents may be paid to Grantees currently or may be deferred, consistent with section 409A of the Code, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Grantee, as determined by the Committee. Unless otherwise specified in the Grant

Instrument, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee in the Grant Instrument. For the avoidance of doubt, Dividend Equivalents may not be granted with respect to Options, SARs or Restricted Stock Grants.
11.    Qualified Performance-Based Compensation.
The Committee may determine that Stock Units, Restricted Stock Grants or Stock Bonus Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code (“Performance Awards”). The following provisions shall apply to any such Performance Awards:
(a)    Performance Goals.
(i)    When Performance Awards are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code.
(ii)    The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: the price of the Company’s stock, earnings per share, income before taxes and extraordinary items, net income, operating income, revenues, earnings before income tax, EBITDA (earnings before interest, taxes, depreciation and amortization), after-tax or pre-tax profits, operational cash flow, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders’ equity, decreasing or increasing the level of all, or a portion of, the Company’s assets and/or liabilities, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The Committee may provide, at the time the performance goals are established, that adjustments will be made to the applicable performance goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (i) gain or loss from all or certain claims and/or litigation and insurance recoveries, (ii) the impairment of tangible or intangible assets, (iii) stock-based compensation expense, (iv) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (v) restructuring activities reported in the Company’s public filings, (vi) investments, dispositions or acquisitions, (vii) gain or loss from the disposal of certain assets, (viii) gain or loss from the early extinguishment, redemption, or repurchase of debt, or (ix) changes in accounting principles that become effective during the performance period.
(b)    Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but may reduce the amount of compensation that is payable, pursuant to Performance Awards.
(c)    Certification of Results. The Committee shall certify in writing that the performance goals were satisfied prior to the payment of any Performance Award, as required by section 162(m) of the Code and the regulations promulgated thereunder. The Committee shall determine the amount, if any, to be paid pursuant to each Performance Award based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Instrument. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Performance Awards for the performance period shall be forfeited or shall not be made, as applicable.
(d)    Death or Other Circumstances. The Committee may provide that Performance Awards shall be payable or restrictions on such Performance Awards shall lapse, in whole or in part, in the event of the Grantee’s death during the performance period, or under other circumstances consistent with the Department of Treasury regulations and rulings under section 162(m) of the Code.
12.    Deferrals.
The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Grant. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.
13.    Withholding of Taxes.
(a)    Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state, or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants. The Company may require the payment of any taxes before issuing any shares of Company Stock pursuant to the Grant.
(b)    Withholding of Shares. The Committee may determine that the Employer’s tax withholding obligation with respect to a Grant paid in Company Stock shall be satisfied by having shares of Company Stock withheld in an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities or such other amount as the Committee may approve, or the Committee may allow Grantees to elect to have such share withholding applied to particular Grants.
(c)    Stock Delivery. The Committee may provide any Grantee with the right to use previously acquired shares of Company Stock in satisfaction of all or part of the Employer’s tax withholding obligation with respect to a Grant paid in Company Stock.
14.    Transferability of Grants.
(a)    Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee and, with respect to Nonqualified Stock Options or SARS, only to the extent permitted by subsection (b). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.
(b)    Transfer of Nonqualified Stock Options or SARs. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options or SARs to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option or SAR and the transferred Option or SAR shall continue to be subject to the same terms and conditions as were applicable to the Option or SAR immediately before the transfer.
15.    Change of Control of the Company.
As used herein, a “Change of Control” shall be deemed to have occurred if:
(a)    Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) (other than persons who are stockholders on the Original Effective Date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or
(b)    The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (ii) a sale or other disposition of all or substantially all of the assets of the Company; or (iii) a liquidation or dissolution of the Company.
16.    Consequences of a Change of Control.
(a)    Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(b)    Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) with respect to Options and SARs granted on or after the Restatement Date, determine that outstanding Options and SARs will accelerate and become fully exercisable, in whole or in part; (ii) with respect to Stock Units, Restricted Stock Grants, Stock Bonus Awards and Dividend Equivalents granted on or after the Restatement Date, determine that the restrictions and conditions on outstanding Stock Units, Restricted Stock Grants, Stock Bonus Awards and Dividend Equivalents will lapse, in whole or in part; (iii) require that the Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable; (iv) after giving the Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate; or (v) determine that Grantees shall receive a payment in settlement of outstanding Stock Units, Restricted Stock Grants, Stock Bonus Awards or Dividend Equivalents, if permitted under section 409A of the Code. Such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Company Stock equals or is less than the per share Exercise Price or base amount, as applicable, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or SAR.
(c)    Notice and Acceleration with Respect to Grants Made Prior to the Restatement Date. Notwithstanding the foregoing, with respect to Grants made prior to the Restatement Date, upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants not less than ten days’ advance written notice of such Change of Control; (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable; and (iii) the restrictions and conditions on all outstanding Stock Units, Restricted Stock Grants, Stock Bonus Awards and Dividend Equivalents shall immediately lapse.
17.    Requirements for Issuance or Transfer of Shares.
No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Grantee shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Grantee.
18.    Amendment and Termination of the Plan.
(a)    Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements.
(b)    Prohibition on Repricing Programs. Other than in connection with an adjustment described above in Section 3(d), the Committee shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or SARs under the Plan are cancelled and new Options or SARs are granted in replacement with a lower exercise price per share, (ii) cancel outstanding Options or SARs under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Company Stock for consideration payable in cash, equity securities of the Company or in the form of any other award under the Plan, except in connection with a Change of Control transaction or (iii) otherwise directly reduce the exercise price in effect for outstanding Options or SARs under the Plan, without in each such instance obtaining stockholder approval.
(c)    Stockholder Re-Approval Requirement. If Stock Units, Restricted Stock Grants or Stock Bonus Awards are to be granted as “qualified performance-based compensation” under Section 11 above, Section 11 must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 11, if required by section 162(m) of the Code or the regulations thereunder.
(d)
    Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Original Effective Date (as defined below), unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.
(e)    Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 24(c). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 24(c) or may be amended by agreement of the Company and the Grantee consistent with the Plan.
(f)    Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
19.    Funding of the Plan.
This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.
20.    Rights of Grantees.
Nothing in this Plan shall entitle any Eligible Participant or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ or service of the Employer or any other employment or service rights.
21.    No Fractional Shares.
No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
22.    Headings.
Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.
23.    Effective Date of the Plan.
The Plan initially became effective as of July 30, 2013 (the “Original Effective Date”). This amendment and restatement of the Plan is effective as of August 2, 2016, subject to the approval by the Company’s stockholders (the “Restatement Date”). If the Company’s stockholders do not approve this amendment and restatement of the Plan, the Plan, as in effect immediately prior to this amendment and restatement, shall remain in effect in accordance with its terms.
24.    Miscellaneous.
(a)    Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm, or association, including Grants to employees thereof who become Eligible Participants, or for other proper corporate purposes; or (ii) limit the right of the Committee to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Grantee the same economic value as the prior options or rights, as determined by the Committee. Such substitute awards shall not reduce the Plan’s available shares of Company Stock as described above in Section 3(a), consistent with applicable stock exchange requirements, and shall not be limited by the individual limits in Section 3(c).
(b)    Company Policies. All Grants under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and any other policies implemented by the Board, as in effect from time to time.
(c)    Compliance with Law. The Plan, the exercise of Options, and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any provision that is designed to comply with section 16 of the Exchange Act or the legal requirements of section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be necessary under section 16 of the Exchange Act or required under section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.
(d)    Section 409A. The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. All Grants shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (iii) payments to be made upon a Change of Control shall only be made upon a “change of control event” under section 409A of the Code, (iv) unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of section 409A of the Code, and (v) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Grant granted under the Plan that is subject to section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Grantee’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within thirty (30) days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within sixty (60) days of the Grantee’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.
(e)     Eligible Participants Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
(f)    Governing Law. The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.